UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2012
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) At its meeting on January 31, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Kemper Corporation (the “Company”) approved the compensation for 2012 for the Company's executive officers who were listed in the Summary Compensation Table set forth in the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders (the “named executive officers”). Except as described below, the compensation approved for the named executive officers for 2012 was materially consistent with their compensation for 2011.

A portion of the compensation for the named executive officers consists of annual and multi-year cash incentive awards (“PIP Awards”) pursuant to the Company's 2009 Performance Incentive Plan. In determining the 2012 compensation package for Donald G. Southwell, Chairman, President and Chief Executive Officer, the Committee approved an increased “Target Bonus Percentage” for Mr. Southwell of 75% for each of the annual and multi-year PIP Awards and a reduced stock option award of 80,000 stock options for 2012. Mr. Southwell's 2012 base salary was not changed from the level set for 2011.
The Committee approved the following 2012 annual base salaries for the other named executive officers: Scott Renwick, Senior Vice President and General Counsel - $550,000; Dennis R. Vigneau, Senior Vice President and Chief Financial Officer - $570,000; John M. Boschelli, Vice President and Chief Investment Officer - $300,000; Edward J. Konar, Vice President - $320,000; and Richard Roeske, Vice President and Chief Accounting Officer - $340,000. The Committee approved discretionary bonuses in the amount of $100,000 for each of Mr. Renwick and Mr. Vigneau, $15,000 for Mr. Boschelli, and $40,000 for Mr. Roeske.
On February 1, 2012, the Company entered into restated versions of the Indemnification and Expense Advancement Agreements previously executed with each of its directors to incorporate the Company's name change that took effect on August 25, 2011. The restated agreements are substantially identical to the prior versions executed with each of the directors, but incorporate the Company's new name and its related restated certificate of information that took effect the same day. The restated form of these agreements is filed as Exhibit 10.25 hereto.

Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.25     Indemnification and Expense Advancement Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	February 6, 2012	/s/ Scott Renwick
Scott Renwick
Senior Vice President